Exhibit 99.2

Non-GAAP Financial Information

Operating (non-GAAP) Earnings Per Share and Related Income Statement Items

In an effort to provide better transparency into the operational results of the business, supplementally, the company separates business results into operating and non-operating categories. Operating earnings from continuing operations is a non-GAAP measure that excludes the effects of certain acquisition- related charges, intangible asset amortization, expense resulting from basis differences on equity method investments, retirement-related costs, discontinued operations and certain Kyndryl separation-related charges and their related tax impacts. Due to the unique, non-recurring nature of the enactment of the U.S. Tax Cuts and Jobs Act (U.S. tax reform), the company characterizes the one-time provisional charge recorded in the fourth quarter of 2017 and adjustments to that charge as non-operating. Adjustments include true-ups, accounting elections and any changes to regulations, laws, audit adjustments, etc. that affect the recorded one-time charge. Management also characterizes direct and incremental charges incurred to accomplish the Kyndryl separation as non-operating given their unique and non-recurring nature. These charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlement charges and related tax separation charges. All other spending for Kyndryl is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For acquisitions, operating (non-GAAP) earnings exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. These charges are excluded as they may be inconsistent in amount and timing from period to period and are significantly impacted by the size, type and frequency of the company’s acquisitions. All other spending for acquired companies is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For retirement-related costs, the company characterizes certain items as operating and others as non-operating, consistent with GAAP. The company includes defined benefit plan and nonpension postretirement benefit plan service costs, multi-employer plan costs and the cost of defined contribution plans in operating earnings. Non-operating retirement-related costs include defined benefit plan and nonpension postretirement benefit plan amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs. Non-operating retirement- related costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance, and the company considers these costs to be outside of the operational performance of the business.

Overall, the company believes that supplementally providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans; improves visibility to management decisions and their impacts on operational performance; enables better comparison to peer companies; and allows the company to provide a long-term strategic view of the business going forward. The company’s reportable segment financial results reflect pre-tax operating earnings from continuing operations, consistent with the company’s management and measurement system. In addition, these non-GAAP measures provide a perspective consistent with areas of interest the company routinely receives from investors and analysts.

Free Cash Flow / Adjusted Free Cash Flow

The company uses free cash flow as a measure to evaluate its operating results, plan shareholder return levels, strategic investments and assess its ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and our Global Financing receivables are the basis for growth.

Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and net cash from operating activities that exclude the effect of Global Financing receivables. Adjusted free cash flow refers to the company’s free cash flow adjusted for the cash impacts of the structural actions (primarily workforce reduction) initiated in the fourth quarter of 2020 and the direct and incremental cash impacts of the Kyndryl separation. Adjusted free cash flow guidance is derived using an estimate of profit, working capital and operational cash flows. Since the company views Global Financing receivables as a profit-generating investment which it seeks to maximize, it is not considered when formulating guidance for adjusted free cash flow. As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

Constant Currency

When the company refers to growth rates at constant currency or adjusts such growth rates for currency, it is done so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of its business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Revenue adjusted for divested businesses and constant currency

To provide better transparency on the recurring performance of the ongoing business, the company provides total revenue, cloud and geographic revenue growth rates excluding certain divested businesses and at constant currency. These divested businesses are included in the company’s Other segment.

Revenue normalized to exclude Kyndryl

To provide investors with insight on the recurring performance and trends of the ongoing business, the company provides total and cloud revenue growth rates excluding Kyndryl, which is expected to separate on November 3, 2021. The historical results of Kyndryl will be presented as discontinued operations in our Consolidated Financial Statements after separation, beginning in the fourth quarter of 2021.

Revenue for Red Hat, normalized for historical comparability

On July 9, 2019, the company completed the acquisition of Red Hat, Inc. (Red Hat) and began including Red Hat’s financial results in the company’s consolidated results. As part of the accounting for this acquisition, the company recorded certain adjustments, including a purchase accounting deferred revenue fair value adjustment and intercompany eliminations, each of which impact IBM’s post-acquisition revenue. To help investors better understand the underlying performance of Red Hat, management presents a non-GAAP growth rate of Red Hat’s revenue performance year to year, normalized for historical comparability. The normalized (non-GAAP) growth rate of revenue includes adjustments to reverse the purchase accounting deferred revenue fair value adjustment and adjustments to add back revenue which was eliminated for post-acquisition sales between Red Hat and IBM. The deferred revenue adjustment represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting. The sales between Red Hat and IBM, which were eliminated post-acquisition, are added back in this presentation to provide a comparative view of Red Hat on a pre-acquisition basis. This information is included to provide additional transparency and for comparative purposes only.